UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2007

Nature Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road

Brainerd, Minnesota 56401

(Address of Principal Executive Offices and Zip Code)

(218) 825-0733

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 5, 2007, Nature Vision, Inc. (“Nature Vision”) and New Vad, LLC, a Minnesota limited liability company (“New Vad”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Nature Vision sold its Vaddio product line to New Vad. As part of the transaction, the parties also entered into a Consignment Sale Agreement, providing for the sale of Nature Vision’s inventory to New Vad over the next 12 months at a book value, and a Collection Agreement, under which New Vad will collect and transmit to Nature Vision payments made by customers on Nature Vision’s accounts receivable for products or services sold or provided before the closing date.

The majority owner of New Vad is Robin K. Sheeley, who served as the President of Nature Vision’s Photo Control division until February 5, 2007. Mr. Sheeley resigned from his officer position on February 5, 2007 upon the closing of the sale.

Additional terms of the transaction are described under Item 2.01 of this Current Report on Form 8-K.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The sale of Nature Vision’s Vaddio product line to New Vad closed on February 5, 2007 pursuant to the terms of the Asset Purchase Agreement. New Vad is owned by former managers of Nature Vision’s Photo Control division, including Robin K. Sheeley, who served as President of Nature Vision’s Photo Control division until he resigned on February 5, 2007.

The transaction involved the sale of fixed assets, equipment, licenses, intellectual property and certain other assets relating to Nature Vision’s Vaddio product line for a total estimated purchase price of $1,581,237 paid as follows: (i) $710,694 was paid at closing, (ii) $48,376 by the assumption of existing accrued “paid time off” balances of certain transferring employees (iii) $72,167 of prepaid expenses and (iv) 2% of receipts from the gross sales of all Vaddio products sold by New Vad after March 1, 2007, paid on a monthly basis with a six month deferral, until a total payment of $750,000 to Nature Vision is made.

In addition, pursuant to the Consignment Sale Agreement, New Vad agreed to purchase Nature Vision’s consigned inventory relating to Vaddio product line at cost for $2,031,359. Under the terms of the Consignment Sale Agreement, New Vad will purchase the consigned inventory from Nature Vision as needed before purchasing a similar type of item from a third party until the inventory is sold in its entirety, or January 31, 2008, at which time the remaining inventory will be purchased.

New Vad further agreed, under the terms of the Collection Agreement, to transmit payments collected from the customers on the accounts receivable of the Vaddio product line to Nature Vision on a weekly basis. As of the closing, $1,428,648 in accounts receivable of Nature Vision attributable to the Vaddio product line was outstanding.

The amount of consideration paid for the assets was determined after an extensive effort to sell the Vaddio product line and the final price was the result of arms-length negotiations with the buyer. The sale of the Vaddio product line is part of Nature Vision’s planned strategic move to exit from the photography and audiovisual markets and to focus on the long-term growth in the outdoor recreation markets.

The foregoing statements are qualified in their entirety by the terms and conditions of the Asset Purchase Agreement, Consignment Sale Agreement and the Collection Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 respectively to this Current Report on Form 8-K.

Item 5.02    Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          In connection with the sale of Nature Vision’s Vaddio product line to New Vad, Mr. Robin K. Sheeley resigned from his position as the President of Nature Vision’s Photo Control division, effective February 5, 2007.

Item 9.01    Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by Article 11 of Regulation S-X is attached to this report as Exhibit 99.2

(d)	Exhibits.

10.1	Asset Purchase Agreement, dated February 5, 2007, by and between New Vad, LLC and Nature Vision, Inc.

10.2	Consignment Sale Agreement, dated February 5, 2007, by and between New Vad, LLC and Nature Vision, Inc.

10.3	Collection Agreement, dated February 5, 2007, by and between New Vad, LLC and Nature Vision, Inc.

99.1	Press Release, dated February 8, 2007, of Nature Vision, Inc.

99.2	Unaudited Pro Forma Financial Statements for the period ending September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.

Date: February 8, 2007

/s/ Michael Day
Michael Day
Chief Financial Officer